UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 14, 2008
NUVASIVE, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-50744	33-0768598

(State or Other Jurisdiction of	(Commission File	(I.R.S. Employer Idenitifcaiton
Incorporation)	Number)	Number)
4545 Towne Centre Court, San Diego, California 92121
(Address of principal executive offices, with zip code)
(858) 909-1800
(Registrant’s telephone number, including area code)
n/a
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
SIGNATURES

Item 8.01 Other Events
Between May 14, 2008 and June 4, 2008, each of the following individuals, each a named executive officer of NuVasive, Inc. (“NuVasive”), adopted a stock trading plan for trading in NuVasive’s common stock, currently held or issuable upon the exercise of stock options, in accordance with the guidelines specified by the Securities and Exchange Commission’s Rule 10b5-1 under the Securities Exchange Act of 1934: Alexis V. Lukianov, NuVasive’s Chairman and Chief Executive Officer; Kevin C. O’Boyle, NuVasive’s Executive Vice President and Chief Financial Officer; Patrick Miles, NuVasive’s Executive Vice President, Marketing and Development; and Jeff Rydin, NuVasive’s Senior Vice President of U.S. Sales.  Each of these individuals will file Forms 4 evidencing sales under their stock trading plan as required under Section 16 of the Securities Exchange Act of 1934.  This type of trading plan allows a corporate insider to gradually diversify holdings of company stock while minimizing any market effects of such trades by spreading them out over an extended period of time and eliminating any market concern that such trades were made by a person while in possession of material nonpublic information.  Consistent with Rule 10b5-1, NuVasive’s insider trading policy permits personnel to implement Rule 10b5-1 trading plans provided that, among other things, such personnel are not in possession of any material nonpublic information at the time they adopt such plans.

Pursuant to the stock trading plan adopted by Mr. Lukianov, commencing in August 2008, he will sell 10,000 shares each month if the stock is above a prearranged minimum price, and may sell up to 30,000 shares each month based on increasing price levels.  Pursuant to the stock trading plan adopted by Mr. Miles, in September 2008, he will sell 5,000 shares each month if the stock is above a prearranged minimum price, and may sell up to 17,000 shares each month based on increasing price levels.  Effective October 2008 and thereafter, Mr. Miles will sell 2,500 shares each month if the stock is above a prearranged minimum price, and may sell up to 5,000 shares each month based on increasing price levels.  Pursuant to the stock trading plans adopted by Mr. O’Boyle, commencing in August 2008, he will sell up to 20,000 shares each month if the stock is above a prearranged minimum price for the months of August and September and, in October and November 2008, Mr. O’Boyle will sell 4,000 shares each month if the stock is above a prearranged minimum price, and may sell up to 16,500 shares each month based on increasing price levels.  Pursuant to the stock trading plans adopted by Mr. Rydin, commencing in August 2008, he will sell 1,000 shares each month if the stock is above a prearranged minimum price, and may sell up to 5,000 shares each month based on increasing price levels.

Under each of these plans, the plan’s agent will undertake to sell specified numbers of shares each month if the stock trades above the prearranged minimum prices.  The individual stockholder will have no control over the timing of any sales under the plan and there is no assurance that any shares will be sold.  Sales under Mr. Lukianov’s prior plan expired in May 2008 and sales under this current plan will take effect in August 2008 and will continue for one year. Sales under Mr. Miles’ prior plan expired in May 2008 and sales under this current plan will take effect in September 2008 and continue for 11 months. Mr. O’Boyle’s and Mr. Rydin’s plans will take effect in August 2008 and will continue concurrently with their prior plans for 4 months and will expire with their prior plans in November 2008. The number of shares to be sold as stated above for Mr. O’Boyle and Mr. Rydin reflect sales included in both their prior plans and their current plans which will be in effect simultaneously from August 2008 through November 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUVASIVE, INC.
Date: July 3, 2008	By:	/s/ Alexis V. Lukianov
Alexis V. Lukianov
Chairman and Chief Executive Officer